Exhibit (g)(12)

APPENDIX D

TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

AND

STATE STREET BANK AND TRUST COMPANY

DATED AS OF JULY 5, 2005

A. Central Funds

Trust	Fund
Fidelity Garrison Street Trust	Fidelity Money Market Central Fund
Fidelity Garrison Street Trust	Fidelity Ultra-Short Central Fund
Fidelity Revere Street Trust	Fidelity Cash Central Fund
Fidelity Revere Street Trust	Fidelity Municipal Cash Central Fund
Fidelity Revere Street Trust	Fidelity Securities Lending Cash Central Fund
Fidelity Revere Street Trust	Fidelity Tax-Free Cash Central Fund

B. Freedom Funds

Trust	Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2005 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2010 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2015 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2020 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2025 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2030 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2035 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2040 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom Income Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2000 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2005 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2010 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2015 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2020 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2025 Fund

Fidelity Aberdeen Street Trust	Fidelity Freedom 2030 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2035 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2040 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom Income Fund

Each of the Investment Companies Listed on Appendix "A" to the Custodian Agreement, On Behalf of Their Respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	State Street Bank and Trust Company

By:/s/John Costello		By:/s/Joseph L. Hooley
Name: John Costello		Name: Joseph L. Hooley
Title: Asst. Treasurer		Title: Executive Vice President